                                                                    Exhibit 9


                                   SECOND AMENDMENT
                                   ----------------


         SECOND AMENDMENT (this "Amendment"), dated as of June 12, 1997, among REFRACO INC., a Delaware corporation ("Holdings"), ADIENCE, INC., a Delaware corporation ("Adience"), REFRACO HOLDINGS LIMITED, a private limited company organized under the laws of England with registered number 3354257 ("Newco"), REFRACO (UK) LIMITED (formerly known as "Hepworth Refractories (Holdings) Limited"), a private limited company organized under the laws of England with registered number 00054713 ("Hepworth" and, together with Adience and Newco, the "Borrowers"), the lenders party to the Credit Agreement referred to below on the date hereof and immediately before giving effect to this Amendment (the "Existing Banks"), FLEET NATIONAL BANK, as syndication agent, BANKERS TRUST COMPANY, as Administrative Agent (the "Administrative Agent") and each of the lenders listed on Schedule A hereto (the "New Banks"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                                W I T N E S S E T H :
                                - - - - - - - - - -


          WHEREAS, Holdings, the Borrowers, the Existing Banks, and the Administrative Agent are parties to a Credit Agreement, dated as of April 15, 1997 (the "Credit Agreement"); and

          WHEREAS, the parties hereto wish to amend the Credit Agreement as provided herein;


          NOW, THEREFORE, it is agreed:

         1. Each of the Existing Banks severally and not jointly hereby sells and assigns to each of the New Banks without recourse and without representation or warranty (other than as expressly provided herein), and each New Bank hereby purchases and assumes from each of the Existing Banks, that interest in and to each of such Existing Bank's rights and obligations in respect of the facilities set forth on Schedule B hereto under the Credit Agreement as of the date hereof which represents such New Bank's pro rata share (for each such New Bank, its "Pro Rata Share") of all of the outstanding rights and obligations under the Credit Agreement in respect of the facilities as set forth on such Schedule B hereto (calculated after giving effect to this Amendment) that are being sold and assigned to each New Bank pursuant to this Amendment, including, without limitation, (w) in the case of any assignment of the outstanding Adience B Term Loans, all rights and obligations with respect to such New Bank's Pro Rata Share of such outstanding Adience B Term Loans, (x) in the case of any assignment of the outstanding Newco A Term Loans, all rights and obligations with respect to such New Bank's Pro Rata Share of such outstanding Newco A Term Loans, (y) in the case of any assignment of the outstanding Newco B Term Loans, all rights and obligations with respect to such New Bank's Pro Rata Share of such outstanding Newco B Term Loans, and (z) in the case of any assignment of the Total Revolving Loan Commitment, all rights and obligations with respect to such New Bank's Pro Rata Share of the Total Revolving Loan Commitment and any outstanding Revolving Loans and Letters of Credit. After giving effect to this Amendment, each Bank's outstanding Adience B Term Loans, Newco A Term Loans, Newco B Term Loans and Revolving Loan Commitment will be as set forth on Schedule C hereto.

         2. In accordance with the requirements of Section 13.04(b) of the Credit Agreement, on the Second Amendment Effective Date (as defined below), (i) the Credit Agreement shall be amended by deleting Schedule I thereto in its entirety and by inserting in lieu thereof a new Schedule I in the form of Schedule C hereto and (ii) the Borrower agrees that it will issue to each Bank an appropriate Adience B Term Note, Newco A Term Note, Newco B Term Note and/or Revolving Note in conformity with the requirements of Section 1.05 of the Credit Agreement.

         3. On the Second Amendment Effective Date, Schedule II to the Credit Agreement shall be amended by deleting such Schedule in its entirety and inserting in lieu thereof a new Schedule II in the form of Schedule D hereto.

         4. Each Existing Bank (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Holdings or any of its Subsidiaries or the performance or observance by Holdings or any of its Subsidiaries of any of their obligations under the Credit Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.

         5. Each New Bank (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Transferee under Section 13.04(b) of the Credit Agreement; (iv) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto;
(v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) to the extent legally entitled to do so, agrees to promptly submit the forms described in Section 13.04(b) of the Credit Agreement.

         6.     Each of the Existing Banks, the New Banks and the
Administrative Agent hereby agree that all amounts accrued with respect to the Adience B Term Loans, Newco A Term Loans, Newco B Term Loans, Revolving Loans, Total Revolving Loan Commitment and Letters of Credit prior to the delivery by such New Bank of the amount referred to in clause (ii) of Section 11 of this Amendment shall be for the account of the Existing Banks, and that all such amounts accrued on and after the delivery of such amount referred to in clause
(ii) of such Section 11 shall be for the account of such New Bank based upon its relevant Pro Rata Share.

         7. In accordance with Section 13.04(b) of the Credit Agreement, on and as of the date upon which each of the New Banks delivers the amounts referred to in clause (ii) of Section 11 of this Amendment, each New Bank shall become a "Bank" under, and for all purposes of, the Credit Agreement and the other Credit Documents and, notwithstanding anything to the contrary in Section
13.15 of the Credit Agreement, the Administrative Agent shall record the transfers contemplated hereby in the Register.

         8. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

         9. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with Adience and the Administrative Agent.

         10. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         11. Subject to Section 12 of this Amendment, this Amendment shall become effective on the date (the "Second Amendment Effective Date") when (i) Holdings, the Borrowers, the Administrative Agent, each Existing Bank and each New Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at its Notice Office, (ii) each New Bank shall have delivered to the Administrative Agent, for the account of the Existing Banks, an amount equal to such New Bank's relevant Pro Rata Share of the outstanding Loans being assigned to such New Bank and (iii) each New Bank that is not a resident of the United Kingdom for United Kingdom tax purposes that is purchasing Newco A Term Loans, Newco B Term Loans and/or Sterling Revolving Loans shall have (x) in the case of any New Bank that is a United States person (as defined in Section 7701(a)(30) of the Code), completed a Form FD-13 and delivered the same to the Administrative Agent at its Notice Office and (y) in the case of any other such New Bank that is not a resident of the United Kingdom for United Kingdom tax purposes, completed such other appropriate form, to the extent reasonably requested by Newco, and delivered the same to the Administrative Agent at its Notice Office.

         12. Notwithstanding Section 11 of this Amendment, if for any reason any New Bank shall not have (i) signed a counterpart hereof and delivered the same to the Administrative Agent at its Notice Office on or prior to June 12, 1997 and (ii) delivered to the Administrative Agent an amount equal to such New Bank's relevant Pro Rata Share of the outstanding Loans being assigned to such New Bank on or prior to June 12, 1997, then, if each Existing Bank agrees, this Amendment shall become effective notwithstanding such failure, provided that (x) Schedule C and Schedule D shall each be modified to delete any such New Bank and such New Bank's relevant Pro Rata Share shall be reallocated among the Existing Banks in such manner as the Existing Banks shall agree and (y) the signature pages of this Amendment shall be deemed revised to delete such New Bank's name therefrom.

         13. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.


                                   *      *      *

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.


                             REFRACO INC.


                             By /s/ Bragi F. Schut
                             ----------------------------------
                             Title: Executive Vice President


                             ADIENCE, INC.


                             By /s/ Bragi F. Schut
                             ----------------------------------
                             Title: Executive Vice President


                             REFRACO HOLDINGS LIMITED


                             By /s/ Bragi F. Schut
                             ----------------------------------
                             Title: Director and Secretary


                             REFRACO (UK) LIMITED


                             By /s/ Bragi F. Schut
                             ----------------------------------
                             Title: Director and Secretary


                             EXISTING BANKS:

                             BANKERS TRUST COMPANY,
                               Individually and as
                               Administrative Agent


                             By /s/ Gina S. Thompson
                             ----------------------------------
                             Title: Vice President

                             FLEET NATIONAL BANK,
                               Individually and as
                               Syndication Agent


                             By /s/ Alex Sade
                             ----------------------------------
                             Title: Senior Vice President


                             NEW BANKS:

                             CORESTATES BANK, N.A.


                             By /s/ Mark S. Supple
                             ----------------------------------
                             Title: Vice President


                             CRESCENT/MACH I PARTNERS, L.P.

                             By:  TCW Asset Management Company,
                                    its Investment Manager


                             By /s/ Justin L. Driscoll
                             ----------------------------------
                             Title: Senior Vice President


                             CYPRESS TREE INVESTMENT
                               MANAGEMENT COMPANY, INC.

                             As:  Attorney-in-Fact and on behalf of First
                                    Allmerica Life Insurance Company


                             By /s/ Jeffrey Garner
                             ----------------------------------
                             Title: Assistant Vice President

                             KZH HOLDING CORPORATION II


                             By /s/ Virginia Conway
                             ----------------------------------
                             Title: Authorized Agent


                             LLOYDS BANK PLC


                             By /s/ David Rodway
                             ----------------------------------
                             Title: Senior Vice President


                             By /s/ Paul D. Brimenonto
                             ----------------------------------
                             Title: Vice President


                             MERRILL LYNCH PRIME RATE
                               PORTFOLIO


                             By:  Merrill Lynch Asset Management,
                                  L.P.,  as Investment Advisor

                             By /s/ Anthony R. Clemente
                             ----------------------------------
                             Title: Authoirzed Signatory


                             MERRILL LYNCH SENIOR FLOATING
                               RATE FUND, INC.


                             By /s/ Anthony R. Clemente
                             ----------------------------------
                             Title: Authorized Signatory

                             ML CBO IV (CAYMAN) LTD.

                             By:  Protective Asset Management,
                                  L.L.C., as Collateral Manager


                             By /s/ James Dondero
                             ----------------------------------
                             Title: President


                             OCTAGON CREDIT INVESTORS LOAN
                               PORTFOLIO [A UNIT OF THE CHASE
                               MANHATTAN BANK]


                             By /s/ Joyce C. DeLucca
                             ----------------------------------
                             Title: Managing Director


                             PRIME INCOME TRUST


                             By /s/ Rafael Scolari
                             ----------------------------------
                             Title: Vice President Portfolio Manager


                             THE ING CAPITAL SENIOR SECURED
                               HIGH INCOME FUND, L.P.

                             By:  ING Capital Advisors, Inc.,
                                    as Investment Advisor


                             By /s/ Kathleen A. Lenarcic
                             ----------------------------------
                             Title: Vice President & Portfolio Manager

                             ROYALTON COMPANY

                             By:  Pacific Investment Management
                                    Company, as its investment advisor


                             By /s/ Raymond Kennedy
                             ----------------------------------
                             Title: Vice President

                                                                  SCHEDULE A
                                                                       to
                                                                Second Amendment
                                                                ----------------



                                      NEW BANKS
                                      ---------

CORESTATES BANK, N.A.
CRESCENT/MACH I PARTNERS, L.P.
CYPRESS TREE INVESTMENT MANAGEMENT COMPANY, INC.
KZH HOLDING CORPORATION II
LLOYDS BANK PLC
MERRILL LYNCH PRIME RATE PORTFOLIO
MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.
ML CBO IV (CAYMAN) LTD.
OCTAGON CREDIT INVESTORS LOAN PORTFOLIO
PRIME INCOME TRUST
ROYALTON COMPANY
THE ING CAPITAL SENIOR SECURED HIGH INCOME FUND, L.P.

                                                                  SCHEDULE B
                                                                       to
                                                                Second Amendment
                                                                ----------------

                                 RELEVANT PERCENTAGES
                                 --------------------



                                   Adience B        Newco A        Newco B
                                   Term Loan      Term Loan      Term Loan   Revolving Loan
Bank                              Commitment     Commitment     Commitment     Commitment
----                              ----------     ----------     ----------     ----------
BANKERS TRUST                          8.73%         34.10%         17.46%         34.10%
  COMPANY

CORESTATES                                           23.50%                        23.50%
  BANK, N.A.

CRESCENT MACH I                        8.73%
  PARTNERS, L.P.

CYPRESS TREE                           4.76%                         4.76%
  INVESTMENT
  MANAGEMENT
  COMPANY, INC.

FLEET NATIONAL BANK                                  24.70%                        24.70%

KZH HOLDING                            4.76%                         4.76%
  CORPORATION II

LLOYDS BANK PLC                                      17.60%                        17.60%

MERRILL LYNCH PRIME                   11.27%                        11.27%
  RATE PORTFOLIO

MERRILL LYNCH SENIOR                  11.27%                        11.27%
  FLOATING RATE FUND,
  INC.

ML CBO IV                              4.76%                         4.76%
  (CAYMAN) LTD.

OCTAGON CREDIT                        18.10%                        18.10%
  INVESTORS LOAN
  PORTFOLIO

PRIME INCOME TRUST                    18.10%                        18.10%

ROYALTON                               4.76%                         4.76%
  COMPANY


                              RELEVANT PERCENTAGES
                              --------------------

                                   Adience B        Newco A        Newco B
                                   Term Loan      Term Loan      Term Loan   Revolving Loan
Bank                              Commitment     Commitment     Commitment     Commitment
----                              ----------     ----------     ----------     ----------
THE ING CAPITAL
  SENIOR SECURED
  HIGH INCOME
  FUND, L.P.                           4.76%                         4.76%


                                                                  SCHEDULE C
                                                                       to
                                                                Second Amendment
                                                                ----------------

                                     COMMITMENTS
                                     -----------


                              Adience B        Newco A           Newco B
                              Term Loan       Term Loan         Term Loan      Revolving Loan
Bank                          Commitment      Commitment        Commitment       Commitment
----                          ----------      ----------        ----------       ----------

BANKERS TRUST                 $ 3,055,555.55  L 10,461,684.98   $ 1,746,031.75   $11,941,176.47
  COMPANY

CORESTATES                                    L  7,214,955.16                    $ 8,235,294.12
  BANK, N.A.


CRESCENT/MACH I               $ 3,055,555.56
  PARTNERS, L.P.

CYPRESS TREE                  $ 1,666,666.66                    $   476,190.48
  INVESTMENT
  MANAGEMENT
  COMPANY, INC.

FLEET NATIONAL BANK                           L 7,575,702.92                     $ 8,647,058.82

KZH HOLDING                   $ 1,666,666.67                    $   476,190.48
  CORPORATION II

LLOYDS BANK PLC                               L 5,411,216.37                     $ 6,176,470.59

MERRILL LYNCH PRIME           $ 3,944,444.45                    $ 1,126,984.13
  RATE PORTFOLIO

MERRILL LYNCH SENIOR          $ 3,944,444.44                    $ 1,126,984.12
  FLOATING RATE FUND,
  INC.

ML CBO IV                     $ 1,666,666.66                    $   476,190.48
  (CAYMAN) LTD.

OCTAGON CREDIT                $ 6,333,333.33                    $ 1,809,523.81
  INVESTORS LOAN
  PORTFOLIO

PRIME INCOME TRUST            $ 6,333,333.33                    $ 1,809,523.81

ROYALTON COMPANY              $ 1,666,666.66                    $   476,190.48



                              Adience B        Newco A           Newco B
                              Term Loan       Term Loan         Term Loan      Revolving Loan
Bank                          Commitment      Commitment        Commitment       Commitment
----                          ----------      ----------        ----------       ----------
THE ING CAPITAL
  SENIOR SECURED
  HIGH INCOME
  FUND, L.P.                  $ 1,666,666.67                    $   476,190.48
                              --------------  ----------------  --------------   --------------

   TOTAL:                     $35,000,000.00  L  30,663,559.43  $10,000,000.00   $35,000,000.00
                              --------------  ----------------  --------------   --------------
                              --------------  ----------------  --------------   --------------

                                                                  SCHEDULE D
                                                                       to
                                                                Second Amendment
                                                                ----------------

                                    BANK ADDRESSES
                                    --------------

BANKERS TRUST COMPANY                    130 Liberty Street
                                         New York, NY  10006
                                         Attention:  Gina Thompson
                                         Telephone:  (212) 250-7356
                                         Telecopier:  (212) 250-7218

CORESTATES BANK, N.A.                    1339 Chestnut Street
                                         4th Floor
                                         Philadelphia, PA 19107
                                         Attention:  Mark Supple
                                         Telephone:  (215) 973-2562
                                         Telecopier:  (215) 973-6680

CYPRESS TREE INVESTMENT
  MANAGEMENT COMPANY, INC.               125 High Street
                                         Boston, MA  02110
                                         Attention:  Philip C. Robbins
                                         Telephone:  (617) 946-0600
                                         Telecopier:  (617) 946-5680

FLEET NATIONAL BANK                      56 East 42nd Street
                                         3rd Floor
                                         New York, NY  10017
                                         Attention:  Alex Sade
                                         Telephone:  (212) 907-5219
                                         Telecopier:  (212) 907-5637

KZH HOLDING CORPORATION II               c/o The Chase Manhattan Bank
                                         450 West 33rd Street
                                         15th Floor
                                         New York, NY  10001
                                         Attention:  Robert Goodwin/Joseph
Nerich
                                         Telephone:  (212) 946-7544
                                         Telecopier:  (212) 946-7776

MERRILL LYNCH PRIME RATE
  PORTFOLIO                              800 Scudders Road
                                         Plainsboro, NJ 08536
                                         Attention:  Anthony Clemente
                                         Telephone:  (609) 282-2092
                                         Telecopier: (609) 282-2756

                                                                      SCHEDULE D
                                                                          Page 2


MERRILL LYNCH SENIOR FLOATING
  RATE FUND, INC.                        800 Scudders Road
                                         Plainsboro, NJ 08536
                                         Attention:  Anthony Clemente
                                         Telephone:  (609) 282-2092
                                         Telecopier: (609) 282-2756

ML CBO IV (CAYMAN) LTD.                  13455 Noel Road
                                         2 Galleria Tower
                                         Dallas, TX  75240
                                         Attention:  T.J. Juffer
                                         Telephone:  (972) 233-4300
                                         Telecopier:  (972) 233-4343

OCTAGON CREDIT INVESTORS LOAN PORTFOLIO  380 Madison Avenue
                                         12th Floor
                                         New York, NY  10017
                                         Attention:  Joyce DeLucca
                                         Telephone:  (212) 622-3104
                                         Telecopier:  (212) 622-3797

PRIME INCOME TRUST                       c/o Dean Witter Intercapital, Inc.
                                         Two World Trade Center
                                         72nd Floor
                                         New York, NY  10048
                                         Attention:  Peter Gewirtz
                                         Telephone:  (212) 392-9034
                                         Telecopier:  (212) 392-5345

ROYALTON COMPANY                         840 Newport Center Drive
                                         Newport Beach, CA  92658
                                         Attention:  Jason Rosiak
                                         Telephone:  (714) 640-3407
                                         Telecopier:  (714) 725-6839

                                                                      SCHEDULE D
                                                                          Page 3


THE ING CAPITAL SENIOR SECURED
  HIGH INCOME FUND, L.P.                 333 South Grand Avenue
                                         Suite 4250
                                         Los Angeles, CA  90071
                                         Attention:  Kathleen Lenarcic
                                         Telephone:  (213) 346-3971
                                         Telecopier:  (213) 346-3995